Exhibit 10.7

Pono Capital Corp

643 Ilalo Street

Honolulu, Hawaii 96813

November 9, 2022

Ladies and Gentlemen:

Pono Capital Corp (the “Company”), a blank check company formed for the purpose of acquiring one or more businesses or entities (a “Business Combination”), may extend the date on which it must wind-up and liquidate pursuant to its organizational documents, for up to two 3-month periods to the date that is 18 months after the closing of the Company’s initial public offering, by depositing $1,150,000 per extension (each, an “Extension Fee”) into the Company’s trust account with Continental Stock Transfer & Trust Company (the “Trustee”).

Aerwins Technologies, Inc. (“Aerwins”) has agreed to purchase securities from the Company that will enable payment of half of the Extension Fees necessary to extend the date of the Company’s wind-up and liquidation to February 13, 2023, the date that is 18 months after the closing of the Company’s initial public offering. Concurrently, Mehana Capital LLC will purchase securities from the Company that will enable payment of the remaining half of the Extension Fees for the second extension (the “Mehana Purchase”). Accordingly, Aerwins hereby commits that it will purchase 57,500 units of the Company (“Private Units”), each Private Unit consisting of one share of Class A common stock of the Company, par value $0.000001 per share (the “Class A Common Stock”), and three-quarters of one warrant (the “Warrants”), with each whole warrant entitling its holder to purchase one (1) share of Class A Common Stock, for an aggregate purchase price of $575,000 (the “Private Unit Purchase Price”), to be paid directly to the Trustee to fund the second Extension Fee.

On or before November 9, 2022, Aerwins will cause the Private Unit Purchase Price to be delivered to the Trustee, by wire transfer as set forth in the instructions attached as Exhibit A to be held in the Trust Account. In accordance with Section 5.3 of that certain Agreement and Plan of Merger, dated as of September 7, 2022, between the Company, Pono Merger Sub, Inc., Aerwins, Mehana Equity, LLC and Shuhei Komatsu, Aerwins hereby consents to the issuance of securities by the Company and the actions related thereto as contemplated by this letter agreement and the Mehana Purchase.

Each of the Company, and the undersigned acknowledges and agrees that the Trustee is serving hereunder solely as a convenience to the parties to facilitate the purchase of the Private Units and the Trustee’s sole obligation under this letter agreement is to act with respect to holding and disbursing the Private Unit Purchase Price as described above. The Trustee shall not be liable to the Company, or the undersigned or any other person or entity in respect of any act or failure to act hereunder or otherwise in connection with performing its services hereunder unless the Trustee has acted in a manner constituting gross negligence or willful misconduct. The Company and the undersigned shall indemnify the Trustee against any claim made against it (including reasonable attorney’s fees) by reason of it acting or failing to act in connection with this letter agreement except as a result of its gross negligence or willful misconduct. The Trustee may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties.

The Private Units will be identical to the units sold by the Company in the IPO. Additionally, the undersigned agrees:

●	to vote the shares of Class A Common Stock included in the Private Units in favor of any proposed Business Combination;

●	not to propose, or vote in favor of, an amendment to the Company’s Amended and Restated Certificate of Incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of the Company’s shares of Class A Common Stock sold in the IPO if the Company does not complete an initial Business Combination within 12 months from the closing of the IPO (or up to 18 months from the closing of the IPO if the Company extends the period of time to consummate an initial Business Combination as described in more detail in the prospectus included in the Registration Statement), unless the Company provides the holders of shares of Class A Common Stock sold in the IPO with the opportunity to redeem their shares of Class A Common Stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount of the Trust Account, including interest earned on Trust Account and not previously released to the Company to pay the Company’s franchise and income taxes, divided by the number of then outstanding shares of Class A Common Stock sold in the IPO;

●	not to convert any shares of Class A Common Stock included in the Private Units into the right to receive cash from the Trust Account in connection with a shareholder vote to approve either a Business Combination or an amendment to the provisions of the Company’s Amended and Restated Certificate of Incorporation, and not to tender the Private Units in connection with a tender offer conducted prior to the closing of a Business Combination;

●	the undersigned will not participate in any liquidation distribution with respect to the Private Units (but will participate in liquidation distributions with respect to any units or shares of Class A Common Stock purchased by the undersigned in the IPO or in the open market) if the Company fails to consummate a Business Combination; and

●	that the Private Units, and underlying securities will not be transferable until after the consummation of a Business Combination except (i) to the Company’s pre-IPO shareholders, or to the Company’s officers, directors, advisors and employees, (ii) transfers to the undersigned’s affiliates or its members upon its liquidation, (iii) to relatives and trusts for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order, (vi) by private sales made in connection with the consummation of a Business Combination at prices no greater than the price at which the Private Units were originally purchased or (vii) to the Company for cancellation in connection with the consummation of a Business Combination, in each case (except for clause vii) where the transferee agrees to the terms of the transfer restrictions.

The undersigned hereby represents and warrants that:

(a)	it has been advised that the Private Units have not been registered under the Securities Act;

(b)	it will be acquiring the Private Units for its account for investment purposes only;

(c)	it has no present intention of selling or otherwise disposing of the Private Units in violation of the securities laws of the United States;

(d)	it is an “accredited investor” as defined by Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended;

(e)	it has had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder;

(f)	it is familiar with the proposed business, management, financial condition and affairs of the Company;

(g)	it has full power, authority and legal capacity to execute and deliver this letter and any documents contemplated herein or needed to consummate the transactions contemplated in this letter; and

(h)	this letter constitutes its legal, valid and binding obligation, and is enforceable against it.

This letter agreement constitutes the entire agreement between the undersigned and the Company with respect to the purchase of the Private Units, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to the same.

Very truly yours,

AERWINS TECHNOLOGIES, INC.

By:	/s/ Shuhei Komatsu
Name:	Shuhei Komatsu
Title:	Chief Executive Officer

Accepted and Agreed:

PONO CAPITAL CORP

By:	/s/ Dustin Shindo
Name:	Dustin Shindo
Title:	Chief Executive Officer

Exhibit A

Trustee

Wire Instructions